AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

      This is an Amendment to the Investment Advisory Agreement made and entered into between INVESCO International Funds, Inc. a Maryland corporation (the "Fund") and INVESCO Funds Group, Inc., a Delaware corporation (the "Adviser") as of the day of 28th of February, 1997 (the "Agreement").

      WHEREAS, the Fund and the Adviser are affiliated companies; and

      WHEREAS, the Fund desires to add additional breakpoints to the existing the advisory fees that it pays to the Adviser for the management of the Fund's separate portfolios of investments, the INVESCO European Fund, the INVESCO Pacific Basin Fund, the INVESCO International Growth Fund, the INVESCO Emerging Markets Fund and the INVESCO International Blue Chip Fund (each a "Portfolio");

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained in the Agreement, it is agreed that the first paragraph of the provisions in paragraph 4 of the Agreement entitled "Compensation of the Adviser" is hereby amended to read as follows:

            For the services rendered and the charges and expenses to be assumed by the Adviser hereunder, the Fund shall pay to the Adviser an advisory fee which will be computed on a daily basis and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of each Portfolio of the Fund, as determined by valuations made in accordance with the Fund's procedure for calculating the Portfolios' net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. On an annual basis, the advisory fee applicable to each of the Funds shall be as follows:

          (a) INVESCO European Fund and INVESCO Pacific Basin Fund: 0.75% of the first $350 million of each Portfolio's average net assets, 0.65% of the next $350 million of each Portfolio's average net assets, 0.55% of each Portfolio's average net assets from $700 million, 0.45% of each Portfolio's average net assets from $2 billion, 0.40% of each Portfolio's average net assets from $4 billion, 0.375% of each Portfolio's average net assets from $6 billion, and 0.35% of each Portfolio's average net assets over $8 billion.

          (b) INVESCO International Growth Fund: 1.00% of the first $500 million of the Portfolio's average net assets, 0.75% of the next $500 million of the Portfolio's average net assets, 0.65% of the Portfolio's average net assets from $1 billion, 0.45% of the Portfolio's average net assets from $2 billion, 0.40% of the Portfolio's average net assets from $4 billion, 0.375% of the Portfolio's average net assets from $6 billion, and 0.35% of the Portfolio's average net assets over $8 billion.
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          (c) INVESCO  International  Blue Chip Growth Fund:  0.75% of the first
          $500 million of the Portfolio's average net assets, 0.65% of the next $500 million of the Portfolio's average net assets, 0.55% of the
          Portfolio's  average  net  assets  from  $1  billion,   0.45%  of  the
          Portfolio's  average  net  assets  from  $2  billion,   0.40%  of  the
          Portfolio's average net assets from $4 billion, 0.375% of the Portfolio's average net assets from $6 billion, and 0.35% of the Portfolio's average net assets over $8 billion.

          (d) INVESCO Emerging Markets Fund: 1.00% of the first $500 million of the Portfolio's average net assets, 0.85% of the next $500 million of the Portfolio's average net assets, 0.75% of the Portfolio's average net assets from $1 billion, 0.45% of the Portfolio's average net assets from $2 billion, 0.40% of the Portfolio's average net assets from $4 billion, 0.375% of the Portfolio's average net assets from $6 billion, and 0.35% of the Portfolio's average net assets over $8 billion.


   IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the 13th day of May, 1999.


                                          INVESCO INTERNATIONAL FUNDS, INC.,


                                          By: /s/ Mark H. Williamson
                                              ----------------------
                                              Mark H. Williamson, President
Attest:

By: /s/ Glen A. Payne
    ------------------
    Glen A. Payne, Secretary
                                          INVESCO SPECIALTY FUNDS, INC.,

                                          By: /s/ Ronald L. Grooms
                                              --------------------
                                              Ronald L. Grooms, Treasurer
                                              & Chief Financial & Accounting
                                              Officer
Attest:

By: /s/ Glen A. Payne
    ------------------
    Glen A. Payne, Secretary